Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. § 1350, I, Stephen Pelletier, Senior Vice President of Prudential Annuities Life Assurance Corporation (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2014

/s/ Stephen Pelletier Name: Stephen Pelletier Title: Senior Vice President, performing the functions of the principal executive officer as of the date of this Quarterly Report on Form 10-Q

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.